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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 18, 1995
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                        COMMERCIAL FEDERAL CORPORATION
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            (Exact name of registrant as specified in its charter)


        NEBRASKA                   0-13082                      47-0658852
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(State or other jurisdiction     (Commission                 (I.R.S. Employer
     of incorporation)           File Number)             Identification Number)


2120 SOUTH 72nd STREET, OMAHA, NEBRASKA                            68124
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number including area code:    (402) 554-9200
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                                NOT APPLICABLE
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         (Former name or former address, if changed since last report)


                The original document is comprised of 56 pages.

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                        COMMERCIAL FEDERAL CORPORATION
                        ------------------------------

                                   FORM 8-K
                                   --------

                                CURRENT REPORT
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Item 5.  Other Events:
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     On April 18, 1995, Commercial Federal Corporation (the Registrant) entered into a Reorganization and Merger Agreement (the Agreement) by and among the Registrant, Commercial Federal Bank, a Federal Savings Bank (the Bank), a wholly-owned subsidiary of the Registrant, Railroad Financial Corporation (Railroad) and Railroad Savings Bank, FSB (Savings), a wholly-owned subsidiary of Railroad. Under the terms of the Agreement, the Registrant will acquire all of the outstanding shares of Railroad and Railroad's shareholders will receive a number of shares of the Registrant's common stock to be determined based upon the average closing price of the Registrant's common stock for the twenty-fifth through the sixth trading days preceding the effective date of the proposed merger (the Average Closing Price). If such Average Closing Price is equal to or greater than $24.00 per share, but equal to or less than $27.00 per share, Railroad's shareholders will receive for each share of Railroad common stock $17.25 in value of the Registrant's common stock. If such Average Closing Price is greater than $27.00 per share, each of Railroad's shareholders will receive for each share of Railroad common stock .6389 shares of the Registrant's common stock; and if the Average Closing Price is less than $24.00 per share, each of Railroad's shareholders will receive for each share of Railroad common stock .7188 shares of the Registrant's common stock. Railroad may terminate the Agreement if the Average Closing Price is less than $20.00 per share and certain other conditions are satisfied; subject, however, to the right of the Registrant to increase the consideration to be received by Railroad's shareholders so that shareholders will receive for each share of Railroad common stock a number of shares of the Registrant's common stock equal to the number obtained by dividing $14.38 by the Average Closing Price. In such event, Railroad loses the right to terminate the Agreement.

     The Registrant also announced that it had entered into a stock option agreement with Railroad under which the Registrant has been granted an option to purchase 13% of Railroad's outstanding shares of common stock under certain circumstances provided in such agreement.

     Railroad presently operates 10 branches in Kansas and has the rights to purchase seven additional branches also located in Kansas, with deposits totaling approximately $95.5 million, from First Bank System, Inc. At March 31, 1995, Railroad had assets and deposits totaling approximately $571.5 million and $329.5 million, respectively.

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Item 5.  Other Events (continued):
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     This proposed acquisition, which is subject to the Registrant's completion of a due diligence examination of Railroad and Savings, regulatory approvals, the approval of Railroad's stockholders and other conditions, is expected to be completed by the end of 1995. The acquisition is to be completed no later than March 31, 1996, unless extended by mutual agreement of both the Registrant and Railroad.

     For additional information, see the Agreement dated April 18, 1995, and the Registrant's press release dated April 19, 1995, which are attached hereto as Exhibits 10 and 99, respectively, and incorporated by reference herein.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits:
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(c)  Exhibits:

     Exhibit 10. Reorganization and Merger Agreement dated April 18, 1995, by and among Commercial Federal Corporation and Commercial Federal Bank, a Federal Savings Bank and Railroad Financial Corporation and Railroad Savings Bank, FSB.

     Exhibit 99.  Press release dated April 19, 1995.

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                                  SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                     COMMERCIAL FEDERAL CORPORATION
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                                     (Registrant)


Date:  April 25, 1995                /s/  James A. Laphen
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                                     James A. Laphen, President, Chief Operating
                                     Officer and Chief Financial Officer (Duly
                                     Authorized and Principal Financial Officer)


Date:  April 25, 1995                /s/  Gary L. Matter
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                                     Gary L. Matter, Senior Vice President,
                                     Controller and Secretary
                                     (Principal Accounting Officer)

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